UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 2, 2005

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 3, 2005, Legg Mason, Inc. (the "Company") acquired an 80% interest in Permal Group Ltd, a company organized under the laws of England and Wales ("Permal"), from Sequana Capital and the management shareholders of Permal, pursuant to a purchase agreement dated June 23, 2005 (the "Purchase Agreement"). Under the Purchase Agreement, the Company has the right to purchase the remaining outstanding equity interests in Permal, which have been converted into preference shares, over the next four years and, if that right is not exercised, the holders of those equity interests have the right to require that the Company purchase the interests in the same general time frame. Permal is a leading global funds-of-hedge-funds manager and will operate, under the direction of its existing management team, as a stand-alone business within the Company's wealth management division.

The aggregate consideration paid by the Company at closing was $800 million, of which $200 million was in the form of 1,889,322 newly issued shares of Legg Mason, Inc. Common Stock and the remainder was cash. If the Company acquires the remaining 20% ownership interest in Permal under the Purchase Agreement, it will do so in purchases that will be made two and four years after the initial closing on prices based on Permal's net revenues. The maximum aggregate amount payable for all equity interests in Permal under the Purchase Agreement is $1.386 billion, with a $961 million minimum payment. The amount of consideration paid was determined by the Company as a result of negotiations between the Company and the sellers, taking into consideration, among other things, the revenue, profitability and growth rates of Permal.

The foregoing summary is qualified by reference to the full text of the Purchase Agreement, which is an exhibit hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Company's pending purchase and sale transaction with Citigroup Inc., and James W. Brinkley's transition, upon the closing of that transaction, into his new role as Vice Chairman of Citigroup brokerage unit Smith Barney's private client group, Mr. Brinkley resigned from the Legg Mason, Inc. Board of Directors effective November 2, 2005.

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Item 9.01.		Financial Statements and Exhibits.

	(a)	Financial statements of business acquired.

Although not required by Regulation S-X, the Company intends to file historical financial statements of Permal within 60 days as an amendment to this Report on Form 8-K.

	(b)	Pro forma financial information.

Although not required by Regulation S-X, the Company intends to file pro forma financial statements, giving effect to the Permal acquisition as if it occurred at the beginning of the periods presented, within 60 days in a subsequent Report on Form 8-K.

	(d)	Exhibits.

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Purchase Agreement, dated as of June 23, 2005, by and among Legg Mason, Inc., Sequana Capital, Permal Group SCA, Worms UK Ltd, Permal Group Ltd and the Management Shareholders of Permal Group Ltd (incorporated by reference to Exhibit 2.2 to Legg Mason's Current Report on Form 8-K filed June 29, 2005)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: November 8, 2005	By:	/s/ Thomas P. Lemke

Thomas P. Lemke
Senior Vice President and General Counsel

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LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

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Purchase Agreement, dated as of June 23, 2005, by and among Legg Mason, Inc., Sequana Capital, Permal Group SCA, Worms UK Ltd, Permal Group Ltd and the Management Shareholders of Permal Group Ltd (incorporated by reference to Exhibit 2.2 to Legg Mason's Current Report on Form 8-K filed June 29, 2005)

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